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Exhibit 99.6

CONSENT OF NOMINEE FOR DIRECTOR

        I hereby consent to being named as a person who will become a director of Lone Pine Resources Inc., a Delaware corporation ("Lone Pine"), in the Registration Statement on Form S-1 filed by Lone Pine with the Securities and Exchange Commission (Registration No. 333-171123) (the "Registration Statement"), to the disclosure under the caption "Management" in the Registration Statement and to the filing of this consent as an exhibit to the Registration Statement.

Date: March 7, 2011

By:	/s/ DAVID M. FITZPATRICK David M. Fitzpatrick

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  Exhibit 99.6
CONSENT OF NOMINEE FOR DIRECTOR